Exhibit (h)(1)(v)

AMENDMENT NO. 17

TO

TRANSFER AGENCY SERVICES AGREEMENT

This Amendment No. 17 to Transfer Agency Services Agreement, dated December 31, 2013 (“Amendment No. 17”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Pacific Life Insurance Company (“Pacific Life”) and Pacific Life Funds (“Fund”).

Background

A.	BNYM, under a former name, PFPC Inc., Pacific Life and the Fund previously entered into a Transfer Agency Services Agreement dated as of August 1, 2001 and various amendments thereto (the Transfer Agency Services Agreement together with such amendments are referred to herein as the “Amended Agreement”). The parties agree to amend the Amended Agreement as set forth in this Amendment No. 17.

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1.	Modifications to Amended Agreement. The Amended Agreement is amended as follows:

(a)	The Exhibit A shall be deleted and replaced in its entirety with the Exhibit A attached to the Amendment dated December 31, 2013.
(b)	The Exhibit F shall be deleted and replaced in its entirety with the Exhibit F attached to the Amendment dated December 31, 2013.

2. Adoption of Amended Agreement by New Portfolios. Each Portfolio that has been added to Exhibit A by virtue of this Amendment No. 17 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 17, it becomes and is a party to the Original Agreement as amended by this Amendment No. 17 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Portfolio prior to the date first written above, as of the date BNYM first provided services to the Portfolio, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Portfolio” has the same meaning in this Amendment No. 17 as it has in the Original Agreement.

3. Remainder of Amended Agreement. Except as explicitly amended by this Amendment No. 17, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.

4. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment No. 17.

5. Entire Agreement. This Amendment No. 17 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6. Facsimile Signatures; Counterparts. This Amendment No. 17 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 17 or of executed signature pages to this Amendment No. 17 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 17.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 17 to be executed by their duly authorized officers as of the day and year first written above.

BNY Mellon Investment Servicing (US) Inc.

By: /s/ Joseph F. Keenan

Name: Joseph F. Keenan

Title: Managing Director

Pacific Life Insurance Company

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon

Name: Howard T. Hirakawa	Name: Jane M. Guon

Title: SVP, Fund Advisor Operations	Title: Secretary

Pacific Life Funds

On behalf of Pacific Life Funds, and each separate portfolio, series, class, tier or other subdivision of Pacific Life Funds listed on Exhibit A to the Agreement.

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon

Name: Howard T. Hirakawa	Name: Jane M. Guon

Title: Vice President	Title: Secretary

EXHIBIT A

THIS EXHIBIT A, amended and restated effective as of December 31, 2013, is Exhibit A to that certain Transfer Agency Services Agreement dated as of August 1, 2001 by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company and Pacific Life Funds.

PORTFOLIOS

PL Portfolio Optimization Conservative Fund

PL Portfolio Optimization Moderate-Conservative Fund

PL Portfolio Optimization Moderate Fund

PL Portfolio Optimization Moderate-Aggressive Fund

PL Portfolio Optimization Aggressive Fund

PL International Value Fund

PL Short Duration Bond Fund

PL Growth Fund

PL Mid-Cap Equity Fund

PL Large-Cap Growth Fund

PL International Large-Cap Fund

PL Small-Cap Value Fund

PL Main Street Core Fund

PL Emerging Markets Fund

PL Managed Bond Fund

PL Inflation Managed Fund

PL Large-Cap Value Fund

PL Comstock Fund

PL Mid-Cap Growth Fund

PL Small-Cap Growth Fund

PL Real Estate Fund

PL Floating Rate Loan Fund

PL Income Fund

PL Floating Rate Income Fund

PL High Income Fund

PL Short Duration Income Fund

PL Strategic Income Fund

PL Emerging Markets Debt Fund

PL Precious Metals Fund

PL Currency Strategies Fund

PL Global Absolute Return Fund

PL Limited Duration High Income Fund

PL Diversified Alternatives Fund*

* Effective as of August 1, 2014 or, upon written notification to BNYM by Pacific Life Funds, such later date as of which that this Fund will be available to investors, as determined by Pacific Life Funds.

EXHIBIT F

Name	Date
Transfer Agency Services Amendment – Exhibit A	12/31/2001
Anti-Money Laundering and Privacy Amendment	7/24/2002
Amendment Number 1 To The Transfer Agency Services Agreement	7/31/2002
Transfer Agency Services Amendment – Exhibit A	12/31/2002
Amendment To The Transfer Agency Services Agreement	1/1/2003
Amendment To The Transfer Agency Services Agreement	10/1/2003
Customer Identification Services Agreement	10/1/2003
Amendment To Transfer Agency Services Agreement	1/1/2007
Transfer Agency Services Amendment – Exhibit A	7/1/2007
Revised Exhibit A to the Transfer Agency Services Agreement	7/1/2008
Red Flag Services Amendment	5/1/2009
Amendment No. 12 to Transfer Agency Services Agreement	12/31/2009
Amendment No. 13 to Transfer Agency Services Agreement	12/6/2010
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	6/30/2011
Amended and Restated Exhibit A to the Transfer Agency Services Agreement	7/1/2012
Amendment No. 14 to the Transfer Agency Services Agreement	12/7/2012
Amendment No. 15 to the Transfer Agency Services Agreement	04/01/2013
Amendment No. 16 to the Transfer Agency Services Agreement	7/31/2013
Amendment No. 17 to the Transfer Agency Services Agreement	12/31/2013